Exhibit 99.2


                             BMO PARTNERS FUND LP
                            Repurchase Request Form

Return completed form or reproduction thereof to:

BMO PARTNERS FUND LP
360 Madison Avenue
20th Floor - Attn:  Dan I. Abrams
New York, NY  10017-7111

This form must be properly completed and received by 5pm NY Time on Friday December 17, 2004.

1.   Authorization to Redeem Units: (Please Print)

     Please accept this tender of the units designated below for repurchase at a price equal to their net asset value per unit (NAV) on December 31, 2004.

     NAME OF REGISTERED LIMITED PARTNER(S) (Please fill in EXACTLY as registered.)

     "First Name" "LastName"
     "Acct Title"
     ----------------------------------------------------------------------

     Daytime phone number: __________________________

     UNITS TENDERED: (Please check one.)

     Partial Tender  - Please repurchase ______________ units from my (our)
                       account.

     Full Tender     - Please repurchase all units from my (our) account.

     Dollar Amount   - Please repurchase enough units from my (our) account
                       to net $ ________.

2.   Payment and Delivery Instructions:

     Please check one:

     The check will be issued in the name of the registered limited partner(s) and mailed to the address of record.

     A wire transfer should be made to the following account (please include a voided check):

     Bank Name      _________________________________
     ABA #          _________________________________
     Credit: A/C #  _________________________________
             N/O    _________________________________

3.   Signature:

     -------------------------------------------------------------------------
     Signature(s) of Owner(s) Exactly as Registered (if applicable, capacity)